FIRST AMENDMENT TO LEASE THIS FIRST AMENDMENT TO LEASE (this "Amendment") dated as of July 25, 2016, by and between WAKEFIELD INVESTMENTS, INC., a Massachusetts corporation having an address at P.O. Box 540, Wakefield, Massachusetts 01880 ("Landlord") and CONFORMIS, INC., a Delaware corporation, having an address at 600 Research Drive, Wilmington, Massachusetts ("Tenant"). WITNESS ETH WHEREAS, Landlord and Tenant entered into a Lease (the "Lease") dated as of August 20, 2014, for approximately 40,751 square feet of space in the building (the "Building") known as 600 Research Drive, Wilmington, Massachusetts (the "Existing Premises"); and WHEREAS, in accordance with Section 37 of the Lease, Landlord has offered to lease to Tenant certain Offered Space, and Tenant has elected to lease the Offered Space; and WHEREAS, Landlord and Tenant now mutually desire (i) to increase the size of the Premises by adding approximately 18,223 rentable square feet of adjacent space to the Existing Premises and currently occupied by Surveillance Specialties, LTD., d/b/a Securadyne Northeast, (the "Prior Tenant"), and (ii) to adjust the rent and other charges payable under the Lease. NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Recitals. The Initial Term of the Lease commenced on April 1, 2015 and will expire at 11:59 PM on July 31, 2022. Tenant's sole right and option to extend or renew the term of the Lease beyond July 31, 2022 is as provided in Section 36 of the Lease. 2. Expansion of Premises. Effective as of the Expansion Date (defined in Section 3(b) below), the Premises demised under the Lease will be increased in size by adding to the Existing Premises the adjacent space (the "Expansion Space"), containing approximately 18,223 rentable square feet and shown on Exhibit A-3, attached hereto), and all references to the "Premises" in the Lease shall refer to both the Existing Premises and the Expansion Space. From and after the Expansion Date, the Premises will contain 58,974 rentable square feet of space. The Expansion Space is the same space leased by Securadyne Northeast through February 28, 2017 (the "Prior Tenant Expiration Date"). 3. Condition of Space. (a) Tenant currently occupies the Existing Premises and is familiar with the condition thereof and of the common facilities. Except as expressly provided below, Tenant is leasing the Expansion Space in its current AS IS condition, without any representation or warranty by Landlord. Tenant has had an opportunity to inspect the Expansion Space and is fully aware of the condition of the Expansion Space and has detennined that the same is suitable for Tenant's continued business operations. Notwithstanding the foregoing, Landlord agrees that on the Expansion Date (as defined below), the Building systems that serve the Expansion Space, and all dock doors, levelers and windows in the Expansion Space will be in good working order and condition. (b) The "Expansion Date" will be the later to occur of (i) March l, 2017, or (ii) the date on which Landlord tenders exclusive possession of the Expansion Space to Tenant, (1) free and clear of all tenants and other occupants, (2) broom clean, vacant and with all personal property of any other tenant or occupancy removed, and (3) otherwise in the condition described in Section 3(a) above. From and after the Expansion Date, the Expansion Space shall be part of the Premises for the then-remaining Term of the Lease. Landlord agrees not to extend or renew the lease of the Prior Tenant beyond the Prior Tenant Expiration Date, and Landlord shall use commercially reasonable efforts (which may include the filing and prosecution of a summary process action) to recover possession of the Expansion Space following the Prior Tenant Expiration Date (the "Landlord Action"). Notwithstanding the foregoing, (x) in the event that the Expansion Date does not occur by March I , 2017, then Tenant shall be entitled to a rent credit equal to one-half (V2) day's Basic Rent for the Expansion Space for each day after March 1, 2017 until April 30, 2017 that the Expansion Date does not occur; and (y) in the event that the Expansion Date does not occur on or before May l, 2017, then Tenant shall be entitled to a rent credit equal to one (l) day's Basic Rent for the Expansion Space for each day after May l, 2017 and until the Expansion Date or the date of termination of the Amendment that the Expansion Date does not occur; and (z) if the Expansion Date does not occur on or before to June 30, 2017 (as the same may be extended, the "Outside Date"), then Tenant may elect to terminate this Amendment by a written termination notice to Landlord, which notice shall be given (if at all) prior to the Expansion Date and no later than seven days after the Outside Date, as the same may have been extended (time being of the essence). If Landlord has commenced eviction proceedings against the Prior Tenant, the Outside Date shall extended for up to 180 days after the date on which Landlord commenced eviction proceedings (but in any event, Tenant may not exercise such termination right after the Expansion Date). Each of the foregoing delivery deadlines shall be extended for any period of time during which Landlord is prevented from tendering possession by reason of force majeure (which shall not include any holdover by the Prior Tenant) or by any act or omission of Tenant. If Tenant gives such a termination notice and the Expansion Date does not occur on or before the thirtieth (301h) day after Landlord receives such termination notice, then this Amendment will terminate and neither party shall have any further liability or obligation to the other party with respect to the Expansion Space. If the Expansion Date does occur on or before such thirtieth (301h) day, then such termination notice shall be void and without force or effect and Tenant shall have no right to terminate this Amendment pursuant to this Section 3(b). The rent abatement and termination rights described above, shall constitute Tenant's sole and exclusive remedies for Landlord's failure to so tender possession of the Expansion Space as provided in this Amendment; provided that the foregoing shall not be construed to release Landlord from its obligation to use commercially reasonable efforts to recover possession of the Expansion Space. 4. Rent. Etc. (a) From the date hereof through the expiration of the Initial Term, Tenant shall continue to pay all Basic Rent and Additional Rent due under the Lease with respect to the Existing Premises as and when the same comes due. With respect to the period commencing on the Expansion Date (provided that, if the Expansion Date is other than the first day of a calendar month, then Basic Rent for the partial month in which the Expansion Date occurs shall be payable at the same rate applicable to the first full calendar month albeit on a pro Schelzi/arnend I Confonnis v4.doc 2 rata basis calculated based on the number of days for which Basic Rent is payable for the Expansion Space in such partial month), and in addition to the Basic Rent payable with respect to the Existing Premises, Tenant shall pay Basic Rent for the Expansion Space as follows: Period Expansion Lease Year l Expansion Lease Year 2 Expansion Lease Year 3 Expansion Lease Year 4 Expansion Lease Year 5 and thereafter until the expiration of the Initial Term Annual Basic Rent $191,341.50 $195,897.25 $200,453.00 $205,008.75 $209,564.50 Monthly Installments $15,945.13 $16,324.77 $16,704.42 $17,084.06 $17,463.71 Basic Rent/RSF $10.50 $10.75 $11.00 $11.25 $11.50 As used in this Amendment, "Expansion Lease Year l" shall commence on the Expansion Date and continue through the day preceding the first anniversary of the Expansion Date (or, if the Expansion Date is not the first day of a calendar month, then continuing through the last day of the calendar month in which such first anniversary occurs), and each subsequent Expansion Lease Year shall commence as of the day immediately after the expiration date of the prior Expansion Lease Year and continue through the day preceding the anniversary of the commencement date of such Expansion Lease Year. (b) With respect to the period commencing on (and continuing after) the Expansion Date, (i) "Tenant's Share" shall be 58.82%, (ii) Tenant shall be responsible for the cost of all utilities and services provided to the Expansion Space, as provided in Section IO of the Lease, and (iii) Tenant shall be entitled to the non-exclusive use, in common with others from time to time entitled thereto, of fifty-five (55) parking spaces (based on 3.0 spaces per 1,000 square feet of rentable area in the Expansion Space), in addition to those referenced in Section 2 of the Lease. 6. Security Deposit. Landlord currently holds a Security Deposit in the amount of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) in the form of a Letter of Credit. 7. Notices. The address of Langer & McLaughlin, LLP set forth in Section 26 of the Lease is hereby deleted and replaced with the following: 535 Boylston Street, Boston, MA 02116. 8. Representations. (a) As a material inducement to Landlord entering into this Amendment, Tenant certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease; (ii) to the best of Tenant's knowledge, Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has not assigned its interest in the Lease or sublet all or any portion of the Premises; (iv) Landlord has performed all work in or to the Premises to have been Schelzi/arru:nd I Conformis v4 doc 3 performed by Landlord under the Lease, and Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; and (v) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation. (b) Landlord certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease, (ii) to the best of Landlord's knowledge as of the date hereof, Tenant is not in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) Tenant has paid Annual Basic Rent and Additional Rent billed through July 31, 2016. 9. Brokers. Landlord and Tenant each mutually covenant, represent and warrant to the other that it has had no dealings or communications with any broker or agent in connection with this Amendment, other than Newmark Grubb Knight Frank and Cushman & Wakefield of Massachusetts (collectively, the "Broker"), and each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent (other than the Broker) claiming through the indemnifying party with respect hereto. Pursuant to a separate agreement, Landlord shall pay the Broker all commissions payable to the Broker in connection with this Amendment or the Expansion Space. 10. Corporate Action. Each of Landlord and Tenant represents and warrants to the other that it has taken all necessary corporate, partnership or other action necessary to execute and deliver this Amendment, and that this Amendment constitutes the legally binding obligation of the representing party, enforceable in accordance with its terms. Each of Landlord and Tenant further represents and warrants to the other that it has full and complete authority to enter into and execute this Amendment and acknowledges that the other party is relying upon the representing party's representation of its authority to execute this Amendment and the representing party shall save and hold the other party harmless from any claims or damages, including reasonable attorneys' fees, arising from the representing party's misrepresentation of its authority to enter into and execute this Amendment. 11. Countemarts. This Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Amendment may be executed via facsimile or .pdf format (including computer-scanned or other electronic reproduction of the actual signatures) and that delivery of a facsimile or other signature by electronic or physical means shall be effective to the same extent as delivery of an original signature. Notwithstanding the foregoing, originally signed documents shall be provided upon either party's request. Scllelzilamend I Conformis v4 doc 4

12. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect. [Text ends here] Schclzi/amend I Conformis v4.doc 5

IN WITNESS WHEREOF, parties have set their respective hands as of the date first above written. ( Schclzi/:unend I Confonnis v4.doc ~~7'-- Title: President Hereunto duly authorized TENANT: ::NFO&d~ 6 Name: Paul Weiner Title: Chief Financial Officer Hereunto duly authorized

EXHIBIT A-3 Expansion Space -- T ·. ....J .-. . - Schelzi/amcml I Confonnis v4.doc 7